UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2022

Zymergen Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40354	46-2942439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5980 Horton Street, Suite 105
Emeryville CA 94608
(Address of Principal Executive Offices) (Zip Code)

(415) 801-8073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2022, Aaron Kimball resigned from his position as Chief Technology Officer of Zymergen Inc. (the “Company”), effective as of April 1, 2022 (the “Separation Date”).
In consideration for his continued employment through the Separation Date, as of such date, (i) Mr. Kimball will be entitled to acceleration of 17,708 of his outstanding restricted stock units and (ii) all of his then vested stock options will remain outstanding and exercisable until April 1, 2023 (collectively, the “Separation Benefits”). The Separation Benefits will be conditioned upon Mr. Kimball executing and not revoking a general release of claims in favor of the Company on a form to be provided by the Company and his continued compliance with certain restrictive covenants. All unvested equity awards held by Mr. Kimball (after giving effect to the foregoing) will be forfeited as of the Separation Date.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zymergen Inc.

Date: March 3, 2022	By:	/s/ Mina Kim
Name: Mina Kim
Title: Chief Legal Officer